                                                                      EXHIBIT 12


             COMPUTATION OF THE RATIOS OF CURRENT ASSETS TO CURRENT
                 LIABILITIES FOR THE YEARS 1998, 1997 AND 1996


                                   1999         1998        1997
                                   ----         ----        ----
          Current Assets           5132         5440        4690
          Current Liabilities      4180         3478        2641
                                   ----         ----        ----
                                   1.23         1.56        1.78